February 15, 2008


AllianceBernstein Variable Products Series Fund, Inc.
1345 Avenue of the Americas
New York, New York 10105

Ladies and Gentlemen:

     We are counsel to AllianceBernstein Variable Products Series Fund, Inc., a Maryland corporation (the "Fund"). The opinions set forth below are being rendered in connection with the Fund's registration statement on Form N-14 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in which this letter is to be included as an exhibit. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company (File No. 811-5398). The Registration Statement pertains to the proposed issuance by AllianceBernstein U.S. Government/High Grade Securities Portfolio ("High Grade"), a series of the Fund, of shares of High Grade's Class A Common Stock and Class B Common Stock, par value $.001 per share (each a "Class" and, collectively the "Shares"), pursuant to four Plans of Acquisition and Liquidation, a form of which is included as Appendix F to the Prospectus in Part A of the Registration Statement (the "Plan"). The Plan will provide for the transfer of all of the assets and liabilities of AllianceBernstein High Yield Portfolio, AllianceBernstein Global Bond Portfolio, AllianceBernstein Americas Government Income Portfolio and AllianceBernstein Global Dollar Government Portfolio, each a series of the Fund (collectively, the "Acquired Portfolios"), to High Grade.

     We have examined the Charter and By-Laws of the Fund, the Plan in the form approved by the Board of Directors of the Fund and a copy of the Registration Statement in which this letter is to be included as an exhibit. In addition, we have relied upon a certificate of an Assistant Secretary of the Fund certifying that the form of Plan presented to us is in the form approved by the Board of Directors of the Fund and further certifying the resolutions of the Board of Directors of the Fund approving the Plan and authorizing the issuance of the Shares pursuant thereto. We have also examined and relied upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based on such examination and assumptions, we are of the opinion and so advise you that:

     (i) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is registered under the 1940 Act, as an open-end, management investment company; and

     (ii) The Shares proposed to be issued in accordance with the terms of the Plan, to the extent that the number of Shares of the relevant Class or Classes to be issued and distributed to shareholders of the Acquired Portfolios does not exceed the number of authorized and unissued shares of such Class or Classes at the time of their issuance, when so issued, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

     We do not express an opinion with respect to any laws other than the laws of Maryland applicable to the due authorization, valid issuance and nonassessability of shares of common stock of corporations formed pursuant to the provisions of the Maryland General Corporation Law. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Maryland or any other jurisdiction.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information - Legal Matters" contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     Please be advised that we are opining as set forth above as members of the bar in the State of New York and the District of Columbia.

                                                          Very truly yours,



SK 00250 0456 856364